Exhibit 99.1
FORM OF
LETTER OF TRANSMITTAL

Offer to Exchange

up to $275,000,000 Aggregate Principal Amount of Second Priority

Senior Secured Floating Rate Notes Due 2012, Which Have Been
Registered under the Securities Act of 1933, As Amended,
Pursuant to the Prospectus, Dated September       , 2005,
for
Any and All of the Issued and Outstanding Second
Priority Senior Secured Floating Rate Notes Due 2012 of

BUILDERS FIRSTSOURCE, INC.

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005, UNLESS THE EXCHANGE OFFER IS EARLIER TERMINATED OR EXTENDED BY BUILDERS FIRSTSOURCE, INC. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OR TERMINATION OF THE EXCHANGE OFFER.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

By Hand and Overnight Courier: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Alisha Clendaniel	By Registered or Certified Mail: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attn: Alisha Clendaniel	By Facsimile (Eligible Institutions Only): 302-636-4139 To Confirm by Telephone or for Information Call: 302-636-6470

Delivery of this Letter of Transmittal to an address other than an address listed above, or transmission of instructions by facsimile other than as set forth above, will not constitute a valid delivery of the Letter of Transmittal.

By signing this Letter of Transmittal, you hereby acknowledge that you have received and reviewed the Prospectus, dated September      , 2005, of Builders FirstSource, Inc. (the “Company”) and this Letter of Transmittal. The Prospectus, together with this Letter of Transmittal, constitutes the Company’s offer to exchange an aggregate principal amount of up to $275,000,000 of our Second Priority Senior Secured Floating Rate Notes due 2012 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of our issued and outstanding Second Priority Senior Secured Floating Rate Notes due 2012 (the “Old Notes”). The Old Notes were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. This Exchange Offer (the “Exchange Offer”) is being extended to all holders of the Old Notes.

If you decide to tender your Old Notes, and we accept the Old Notes, this will constitute a binding agreement between you and the Company, subject to the terms and conditions set forth in the Prospectus and this Letter of Transmittal. Unless you comply with the procedures described in the Prospectus under the caption “The exchange offer—Guaranteed Delivery Procedures,” you must do one of the following on or prior to the Expiration Date (as defined below) to participate in the Exchange Offer:

•	tender your Old Notes by sending the certificates representing your Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by this Letter of Transmittal to the Exchange Agent at an address listed above; or

•	tender your Old Notes by using the book-entry procedures described in the Prospectus under the caption “The exchange offer—Book-Entry Transfer,” and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, or an Agent’s Message (as defined below) instead of this Letter of Transmittal, to the Exchange Agent.

In order for a book-entry transfer to constitute a valid tender of your Old Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a “Book-Entry Confirmation”) of your Old Notes into the Exchange Agent’s account at The Depository Trust Company on or prior to the Expiration Date. The term “Agent’s Message” means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, that states that The Depository Trust Company has received an express acknowledgment from you that you have received and have agreed to be bound by the terms of this Letter of Transmittal. If you use this procedure, we may enforce the Letter of Transmittal against you.

DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY’S BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

If you are a holder of Old Notes and wish to tender your Old Notes in the Exchange Offer, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed prior to the Expiration Date, you may tender Old Notes by following the procedures described in the Prospectus under the caption “The exchange offer—Guaranteed Delivery Procedures.” The term “Expiration Date” means 5:00 p.m., New York City time, on                     , 2005. However, if we, in our sole discretion, extend the period of time during which the Exchange Offer is open, the term “Expiration Date” will mean the latest time and date to which we extend the Exchange Offer.

Only registered holders of Old Notes—which, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the Old Notes—are entitled to tender their Old Notes for exchange in the Exchange Offer. If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your Old Notes in the Exchange Offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing this Letter of Transmittal and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

You must complete this Letter of Transmittal if you are a registered holder of Old Notes—which, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the Old Notes—and either (1) you wish to tender the certificates representing your Old Notes to the Exchange Agent together with this Letter of Transmittal or (2) you wish to tender your Old Notes by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company and you elect to submit this Letter of Transmittal to the Exchange Agent instead of an Agent’s Message.

In order to complete this Letter of Transmittal properly, you must: (1) complete the box entitled “Description of Old Notes Tendered,” (2) if appropriate, check and complete the boxes relating to book-entry transfer and guaranteed delivery and the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions,” (3) sign this Letter of Transmittal by completing the box entitled “Sign Here,” and (4) complete the box entitled “Substitute Form W-9.” By completing the box entitled “Description of Old Notes Tendered” and signing below, you will have tendered your Old Notes for exchange on the terms and conditions described in the Prospectus and this Letter of Transmittal. You should read the detailed instructions below before completing this Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX BELOW TO BE COMPLETED BY ALL TENDERING HOLDERS OF OLD NOTES

DESCRIPTION OF OLD NOTES TENDERED

Aggregate
		Principal	Principal
Name and Address	Certificate	Amount of	Amount
of Registered Holder	Number(s)*	Old Note(s)	Tendered**

Total:

* Need not be completed by holders who tender by book-entry transfer.
** Old Notes tendered by this Letter of Transmittal must be in denominations of $1,000 principal amount and any integral multiple thereof. Unless otherwise indicated in column 3, “Principal Amount Tendered,” a holder will be deemed to have tendered ALL of the Old Notes represented by the certificate(s) listed in column 1. See Instruction 4.

BOXES BELOW TO BE CHECKED AS APPLICABLE

☐	Check here if the certificate(s) representing your Old Notes is being tendered with this Letter of Transmittal.

☐	Check here if the certificate(s) representing your Old Notes has been lost, destroyed, or stolen and you require assistance in obtaining a new certificate(s).

Certificate Number(s)

Principal Amount(s) Represented

You must contact the Exchange Agent to obtain instructions for replacing lost, destroyed or stolen certificate(s) representing Old Notes. (See Instruction 12)

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, and 6)

To be completed ONLY if New Notes or Old Notes not tendered or exchanged are to be issued in the name of someone other than the registered holder of the Old Notes whose name(s) appear(s) below.

☐     Old Note(s) to:

☐     New Note(s) to:

Name

(Please Print)

Address

(Zip Code)

Telephone Number (       )

(Tax Identification or Social Security No.)
(See Instruction 9)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, and 6)

To be completed ONLY if New Notes or Old Notes not tendered or exchanged are to be delivered to someone other than the registered holder of the Old Notes whose name(s) appear(s) below or to the registered holder at an address other than that shown below.

☐     Old Note(s) to:

☐     New Note(s) to:

Name

(Please Print)

Address

(Zip Code)

Telephone Number (       )

(Tax Identification or Social Security No.)
(See Instruction 9)

☐	Check here and enclose a photocopy of the Notice of Guaranteed Delivery if tendered Old Notes are being delivered under a Notice of Guaranteed Delivery previously sent to the Exchange Agent and complete the following:

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution Which Guaranteed Delivery

If delivered by Book-Entry Transfer, complete the following:

Name of Tendering Institution

Account Number

Transaction Code Number

BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY

☐	Check here if tendered Old Notes are being delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company and complete the following:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	Check here if Old Notes that are not tendered or not exchanged are to be returned by crediting The Depository Trust Company account number indicated above.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, as described in the Prospectus and this Letter of Transmittal, I hereby tender to the Company the aggregate principal amount of Old Notes described above in the box entitled “Description of Old Notes Tendered” in exchange for a like principal amount of New Notes that have been registered under the Securities Act.

Subject to and effective upon the acceptance for exchange of all or any portion of the Old Notes tendered by this Letter of Transmittal in accordance with the terms and conditions of the Exchange Offer—including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment—I hereby sell, assign, and transfer to, or upon the order of, the Company all right, title, and interest in and to the Old Notes tendered by this Letter of Transmittal. I hereby irrevocably constitute and appoint the Exchange Agent as my agent and attorney-in-fact—with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer—with respect to the tendered Old Notes, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Prospectus, to (1) deliver certificates for the tendered Old Notes to the Company, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, upon receipt by the Exchange Agent, as my agent, of the New Notes to be issued in exchange for the tendered Old Notes, (2) present certificates for the tendered Old Notes for transfer, and to transfer the tendered Old Notes on the books of the Company, and (3) receive for the account of the Company all benefits and otherwise exercise all rights of ownership of the tendered Old Notes, all in accordance with the terms and conditions of the Exchange Offer.

I hereby represent and warrant that (1) I have full power and authority to tender, sell, assign, and transfer the Old Notes tendered by this Letter of Transmittal, (2) when the tendered Old Notes are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges, and encumbrances, and (3) the tendered Old Notes are not subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered by this Letter of Transmittal, and I will comply with my obligations under the Registration Rights Agreement, dated as of February 11, 2005 (the “Registration Rights Agreement”), among the Company, the guarantors party thereto, and the initial purchasers of the Old Notes.

The name(s) and address(es) of the registered holder(s)—which, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the holder of the Old Notes—of the Old Notes tendered by this Letter of Transmittal are printed above as they appear on the certificate(s) representing the Old Notes. The certificate number(s) and the Old Notes that I wish to tender are indicated in the appropriate boxes above.

Unless I have otherwise indicated by completing the box entitled “Special Issuance Instructions” above, I hereby direct that the New Notes be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Old Notes, that the New Notes be credited to the account indicated above maintained with The Depository Trust Company. Similarly, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions,” I hereby direct that the New Notes be delivered to the address printed below my signature on the last page of this Letter of Transmittal.

If I have (1) tendered any Old Notes that are not exchanged in the Exchange Offer for any reason or (2) submitted certificates for more Old Notes than I wish to tender, unless I have otherwise indicated by completing the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions,” I hereby direct that certificates for any Old Notes that are not tendered or not exchanged should be issued in the name of the undersigned, if applicable, and delivered to the address printed below my signature on the last page of this Letter of Transmittal or, in the case of a book-entry transfer of Old Notes, that Old Notes that are not tendered or not exchanged be credited to the account indicated above maintained with The Depository Trust Company, in each case, at the Company’s expense, as promptly as practicable following the expiration or termination of the Exchange Offer.

I understand that if I decide to tender Old Notes, and the Company accepts the Old Notes for exchange, this will constitute a binding agreement between me and the Company, subject to the terms and conditions set forth in the Prospectus and this Letter of Transmittal. I also understand that, under certain circumstances described in the Prospectus under the caption “The exchange offer—Conditions to the Exchange Offer,” the Company may not be required to accept for exchange any of the Old Notes tendered by this Letter of Transmittal.

By tendering Old Notes and executing this Letter of Transmittal, or delivering an Agent’s Message instead of this Letter of Transmittal, I hereby represent and agree that: (1) any New Notes received in exchange for my Old Notes in the Exchange Offer are being acquired by me or any other person receiving such New Notes in the ordinary course of my or such other person’s business; (2) at the time of the commencement of the Exchange Offer, I do not, or any other person who will receive New Notes in exchange for my Old Notes does not, have any arrangement or understanding with any person to participate in the “distribution” (as defined in the Securities Act) of the New Notes in violation of the Securities Act; (3) I am not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment; (4) I am not, or such other person receiving New Notes in exchange for my Old Notes is not, an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or, if I am, or such other person is, an affiliate of the Company, I or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (5) if I am not, or such other person receiving New Notes in exchange for my Old Notes is not, a broker-dealer, I am not, or such other person is not, engaged in, and I do not, or such other person does not, intend to engage in a distribution of the New Notes; and (6) if I am a Participating Broker-Dealer (as defined below), I will receive the New Notes for my own account in exchange for Old Notes that were acquired by me as a result of my market-making or other trading activities and I will deliver a prospectus in connection with any resale of the New Notes I receive in the Exchange Offer. As used in this Letter of Transmittal, a “Participating Broker-Dealer” is a broker-dealer that receives New Notes for its own account in exchange for Old Notes that it acquired as a result of market-making or other trading activities. If I am a Participating Broker-Dealer, by making the representation set forth above and delivering a prospectus in connection with any resale transaction involving the New Notes, I understand that I will not be deemed to have admitted that I am an “underwriter” within the meaning of the Securities Act.

The Company has agreed, subject to the terms of the Registration Rights Agreement, that for a period of not more than 90 days after the effectiveness of the Registration Statement of which the Prospectus forms a part (or such shorter period during which participating broker-dealers are required by law to deliver the prospectus), it will make the Prospectus, as amended or supplemented from time to time, available to any Participating Broker-Dealer for use in connection with resales of the New Notes. Each Participating Broker-Dealer, by tendering Old Notes and executing this Letter of Transmittal, or delivering an Agent’s Message instead of this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or that causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference in the Prospectus, in light of the circumstances under which they were made, not misleading, the Participating Broker-Dealer will suspend the sale of New Notes under the Prospectus. Each Participating Broker-Dealer further agrees that, upon receipt of a notice from the Company to suspend the sale of New Notes as provided above, the Participating Broker-Dealer will suspend resales of the New Notes until (1) the Company has amended or supplemented the Prospectus to correct the misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Participating Broker-Dealer or (2) the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives notice to suspend the sale of the New Notes as provided above, it will extend the period referred to above during which Participating Broker-Dealers are entitled to use the Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers receive copies of the supplemented or amended Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

As a result, a Participating Broker-Dealer who intends to use the Prospectus in connection with resales of New Notes received in exchange for Old Notes in the Exchange Offer must notify the Company on or prior to the Expiration Date that it is a Participating Broker-Dealer. Participating Broker-Dealers must send the required written notice to the

Company, to the Company’s executive offices located at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, Attention: Donald F. McAleenan, Esq., Senior Vice President, General Counsel, and Secretary, and this notice must be received by the Company on or prior to the Expiration Date.

Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered therefor.

All authority conferred in or agreed to be conferred in this Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors, and assigns. Except as stated in the Prospectus, this tender is irrevocable.

SIGN HERE

(SEE INSTRUCTIONS 2, 5 AND 6)
(PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW; SEE INSTRUCTION 9)
(NOTE: SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2)

This Letter of Transmittal must be signed (1) by the registered holder(s)—which, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the holder of the Old Notes—exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Old Notes tendered or on the register of holders maintained by the Company or (2) by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal—including any opinions of counsel, certifications, and other information as may be required by the Company—for the Old Notes to comply with the restrictions on transfer applicable to the Old Notes. If the signature below is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a similar fiduciary or representative capacity, please set forth the signer’s full title. See Instruction 5.

SIGNATURE(S) OF HOLDER(S):

Dated: ______________________________ , 2005

Name(s):

(Please print)

Capacity:

Address:

(Zip Code)

Tax Identification or

Social Security No.:

(See Instruction 9)

Area Code and Telephone No.:

SIGNATURE(S) GUARANTEED (See Instruction 2, if required)

Eligible Guarantor Institution:

Official Signature:

Dated: ______________________________ , 2005

PAYER’S NAME: WILMINGTON TRUST COMPANY

SUBSTITUTE
FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN (GENERALLY YOUR SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW		Social Security Number OR Employer Identification Number

Part 2 — AWAITING TIN ☐

Part 3 — Certification Under Penalties of Perjury, I certify that:
	(1)	The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me),
Payer’s Request for Taxpayer Identification Number (TIN) and Certification	(2)	I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
	(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE DATE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9

PAYER’S NAME: WILMINGTON TRUST COMPANY

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, a portion of all reportable payments made to me thereafter will be withheld until I provide such a number.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES. You must complete this Letter of Transmittal if you are a holder of Old Notes—which, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the holder of the Old Notes—and either (1) you wish to tender the certificates representing your Old Notes to the Exchange Agent together with this Letter of Transmittal or (2) you wish to tender your Old Notes by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company and you elect to submit this Letter of Transmittal to the Exchange Agent instead of an Agent’s Message. In order to constitute a valid tender of your Old Notes, unless you comply with the procedures for Guaranteed Delivery described below, the Exchange Agent must receive the following documents at one of the addresses listed above on or prior to the Expiration Date: (1) certificates for the Old Notes, in proper form for transfer, or Book-Entry Confirmation of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, (2) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a Book-Entry Confirmation, an Agent’s Message instead of this Letter of Transmittal, and (3) all other documents required by this Letter of Transmittal. Old Notes tendered in the Exchange Offer must be in denominations of $1,000 principal amount and any integral multiple thereof.

If you are a holder of the Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed prior to the Expiration Date, you may effect a tender of the Old Notes if: (a) the tender is made through an Eligible Guarantor Institution (as defined below); and (b) on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Guarantor Institution a properly completed and duly executed Letter of Transmittal or a facsimile of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message in lieu thereof, and a Notice of Guaranteed Delivery, in the form we have provided, setting forth your name and address and the amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by overnight courier, registered or certified mail, facsimile transmission, or hand delivery to the Exchange Agent’s address set forth above and must be received by the Exchange Agent on or prior to the Expiration Date. If you elect to use this procedure, you must guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days of the date of execution of the Notice of Guaranteed Delivery, the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or in the case of a book-entry transfer, and Agent’s Message instead of this Letter of Transmittal, and any other documents required by the Letter of Transmittal will be received by the Exchange Agent from such Eligible Guarantor Institution, and the Exchange Agent actually receives the certificates for all tendered Old Notes, in proper form for transfer, or a book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, and all other documents required by the Letter of Transmittal within three NYSE trading days of the date of execution of the Notice of Guaranteed Delivery.

The method of delivery of certificates for Old Notes, Letters of Transmittal, Agent’s Messages, and all other required documents is at your election. If you deliver your Old Notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Do not send certificates for Old Notes, Letters of Transmittal, Agent’s Messages, or other required documents to the Company.

The Company will not accept any alternative, conditional, or contingent tenders. Each tendering holder, by execution of this Letter of Transmittal or delivery of an Agent’s Message instead of the Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

2. GUARANTEE OF SIGNATURES. No signature guarantee on this Letter of Transmittal is required if:

(a) this Letter of Transmittal is signed by the registered holder—which, for purposes of this Letter of Transmittal, includes any participant in The Depository Trust Company’s system whose name appears on a security position listing as the owner of the Old Notes—of Old Notes tendered with this Letter of

Transmittal, unless such holder(s) has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” above, or

(b) the Old Notes are tendered for the account of a firm that is an Eligible Guarantor Institution.

In all other cases, an Eligible Guarantor Institution must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

An “Eligible Guarantor Institution” (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) means any of the following that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, or the New York Stock Exchange Medallion Program:

•	Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

•	Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act);

•	Credit unions (as defined in Section 19(b)(1)(A) of the Federal Reserve Act);

•	National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act); and

•	Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

3. INADEQUATE SPACE. If the space provided in the box captioned “Description of Old Notes Tendered” is inadequate, the certificate number(s) and/or the principal amount of Old Notes and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS. Tenders of Old Notes will be accepted only in denominations of $1,000 principal amount and integral multiples thereof. If you are tendering less than all of the Old Notes evidenced by any certificate you are submitting, please fill in the principal amount of Old Notes that are to be tendered in column 3 (“Principal Amount Tendered”) of the box entitled “Description of Old Notes Tendered.” In that case, unless you have otherwise indicated by completing the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions,” new certificate(s) for the remainder of the Old Notes that were evidenced by your old certificate(s) will be sent to the registered holder of the Old Notes as promptly as practicable after the Expiration Date. All Old Notes represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Except as otherwise provided in this Letter of Transmittal, tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at one of the addresses listed above. Any notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of the Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn. The signatures on a notice of withdrawal must be guaranteed by an Eligible Guarantor Institution unless the holder is an Eligible Guarantor Institution. If Old Notes have been tendered using the procedure for book-entry transfer described in the Prospectus under the caption “The exchange offer— Book-Entry Transfer,” any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company. Any such determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender, or termination of the Exchange Offer. In the case of Old Notes tendered using the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company by using the book-entry procedures described in the Prospectus under the caption “The exchange offer— Book-Entry Transfer,” the Old Notes will be credited to an account maintained with The Depository Trust Company for the Old Notes. Properly withdrawn Old Notes may be retendered at any time prior to the Expiration Date by following one of the procedures described in the Prospectus under the caption “The exchange offer— Procedures for Tendering Old Notes.”

5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS, AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement, or any change whatsoever.

If any of the Old Notes tendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Old Notes are registered in different name(s) on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registered holders.

When this Letter of Transmittal is signed by the registered holder(s) of the Old Notes listed and transmitted by this Letter of Transmittal, no endorsement(s) of certificate(s) or separate bond power(s) are required unless New Notes are to be issued in the name of a person other than the registered holder(s), in which case signature(s) on the certificate(s) or bond power(s) must be guaranteed by an Eligible Guarantor Institution.

If a person or persons other than the registered holder(s) of Old Notes signs the Letter of Transmittal, certificates for the Old Notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered holder(s) that appears on the certificates for the Old Notes and also must be accompanied by any opinions of counsel, certifications, and other information as the Company may require in accordance with the restrictions on transfer applicable to the Old Notes, and signatures on certificates or bond powers must be guaranteed by an Eligible Guarantor Institution.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity and wish to sign this Letter of Transmittal or any certificates for Old Notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority so to act unless we waive this requirement.

6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If New Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if New Notes are to be delivered to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed, along with any required signature guarantees. Certificates for Old Notes not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained with The Depository Trust Company. See Instruction 4.

7. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Old Notes improperly tendered or to not accept any Old Notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer. Our interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date, including the terms and conditions of this Letter of Transmittal and the accompanying instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as determined by us. Neither the Company, the Exchange Agent, nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will we have any liability for failure to give such notification.

8. QUESTIONS, REQUESTS FOR ASSISTANCE, AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Exchange Agent at the address and telephone number listed on the front of this Letter of Transmittal. Additional copies of the Prospectus, this Letter of Transmittal, or the Notice of Guaranteed Delivery may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company, or other nominee.

9. BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORM W-8. Under U.S. Federal income tax laws, interest paid to holders of New Notes received pursuant to the Exchange Offer may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each holder that wants to avoid backup withholding should provide the Exchange Agent with such holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 above.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Foreign persons not subject to backup withholding should complete and submit to the Exchange Agent a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner For U.S. Withholding), and/or other applicable Form(s) W-8 (and any other required certifications), instead of the Substitute Form W-9. Such statements may be obtained from the Exchange Agent. Exempt holders (other than foreign persons), while not required to file Substitute Form W-9, should file Substitute Form W-9 and write “exempt” on its face to avoid possible erroneous backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, backup withholding may be required at the applicable rate on interest payments made to a holder of New Notes. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of a tax liability, and a holder’s U.S. Federal income tax liability will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

10. WAIVER OF CONDITIONS. The Company’s obligation to complete the Exchange Offer is subject to the conditions described in the Prospectus under the caption “The exchange offer—Conditions to the Exchange Offer.” These conditions are for our benefit only, and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right, and each right is an ongoing right that we may assert at any time.

11. NO CONDITIONAL TENDERS. No alternative, conditional, or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter of Transmittal, waive any right to receive notice of the acceptance of Old Notes for exchange.

12. LOST, DESTROYED, OR STOLEN CERTIFICATES. If any certificate(s) representing Old Notes have been lost, destroyed, or stolen, the holder should check the box above regarding lost, destroyed, or stolen certificates and promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed, or stolen certificate(s) have been followed.

13. TRANSFER TAXES. You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the Exchange Offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax (whether imposed on the registered holder or any other persons). If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such holder.

IMPORTANT: Unless you comply with the Guaranteed Delivery Procedures described above, this Letter of Transmittal (or a facsimile of this Letter of Transmittal), or, in the case of Old Notes tendered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, an Agent’s Message instead of this Letter of Transmittal, and all other required documents must be received by the Exchange Agent on or prior to the Expiration Date.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —

1.	An individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
8.	Sole proprietorship or single-owner LLC	The owner(4)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of —

9.	A valid trust, estate or pension trust	The legal entity(5)
10.	Corporate or LLC electing corporate status on Form 8832	The corporation
11.	Association, club, or religious, charitable, educational, or other tax-exempt organization	The organization
12.	Partnership or multi-member LLC	The partnership
13.	A broker or registered nominee	The broker or nominee
14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2) Circle the minor’s name and furnish the minor’s social security number.
(3) Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4) You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should provide the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations promulgated thereunder.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.